NEWS RELEASE

February 10, 2014                            Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                          (301) 429-4638
Washington, DC

RADIO ONE, INC. ANNOUNCES CLOSING OF PRIVATE OFFERING OF $335 MILLION OF SENIOR SUBORDINATED NOTES DUE 2020

WASHINGTON, DC - Radio One, Inc. (the “Company” or “Radio One”) (NASDAQ: ROIAK and ROIA), announced today that it has closed a private offering of $335.0 million aggregate principal amount of 9.25% senior subordinated notes due 2020 (the “Notes”).  The Notes were offered at an original issue price of 100.00% plus accrued interest from February 10, 2014.  The Notes will mature on February 15, 2020.  Interest on the Notes accrues at the rate of 9.25% per annum and is payable semiannually in arrears on February 15 and August 15, commencing on August 15, 2014.   The Notes will be guaranteed by certain of the Company’s existing and future domestic subsidiaries and any other subsidiaries that guarantee the existing senior credit facility or any of the Issuer’s other syndicated bank indebtedness or capital markets securities.

The Company used the net proceeds from the offering to repurchase or otherwise redeem all of the amounts currently outstanding under its 12.5%/15.0% senior subordinated notes due 2016 and to pay the related accrued interest, premiums, fees and expenses associated therewith.

The Notes and the related guarantees were offered only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to certain persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities.  Any offers of the Notes were made only by means of a private offering circular.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to the Company at the time of this press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Company's reports on Forms 10-K/A, 10-K, 10-Q/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the "SEC"). Radio One does not undertake any duty to update any forward-looking statements.

About Radio One

Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 53 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet and MiGente. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

SOURCE Radio One, Inc.
Peter D. Thompson, +1-301-429-4638